Exhibit No. 28(j)(2)

CONSENT OF COUNSEL

We hereby consent to the use and incorporation by reference in said Post-Effective Amendment No. 13 of our firm’s opinion and consent of counsel which was filed on February 22, 2008 as Exhibit 23(i) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Dreman Contrarian Funds.

GREENBERG TRAURIG, LLP

By:   /s/ Arthur Don

Arthur Don, a Shareholder

Chicago, Illinois

February 26, 2010